UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
 (Exact name of registrant as specified in its charter)

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
 (Exact name of registrant as specified in its charter)

Delaware	001-33908 001-33909	26-0151234 26-0151301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 239-7942

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On August 16, 2010, GreenHaven Commodity Services, LLC (“GreenHaven”), the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund, entered into an amendment to its Agreement for Marketing Services with ALPS Distributors, Inc. (“ALPS”). Pursuant to the amendment (entitled “Amendment No. 3 to Agreement for Marketing Services”), the parties agreed to amend certain provisions of the agreement relating to fees and the payment of expenses, and to provide for the payment of additional amounts to ALPS in the event of a change in control of GreenHaven in certain circumstances.

The foregoing description is qualified in its entirety by the complete form of Amendment No. 3 to Agreement for Marketing Services, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 —

Amendment No. 3 to Agreement for Marketing Services, dated August 16, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
Name:	Ashmead Pringle
Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
Name:	Ashmead Pringle
Title:	Chief Executive Officer

Date: August 16, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1*	Amendment No. 3 to Agreement for Marketing Services, dated August 16, 2010

*	Filed herewith.